EXHIBIT 99.1
          EARNINGS PRESS RELEASE OF CITIZENS SOUTH BANKING CORPORATION

          CITIZENS SOUTH BANKING CORPORATION ANNOUNCES EARNINGS FOR THE
                        QUARTER ENDED SEPTEMBER 30, 2003

      GASTONIA, NC, October 20, 2003 --- Citizens South Banking Corporation (Nasdaq: CSBC), the holding company for Citizens South Bank, announced earnings for the quarter ended September 30, 2003, of $94,000, or $0.01 per share. Earnings for the same quarter in 2002 were $1.2 million, or $0.13 per share. Net income for the nine months ended September 30, 2003, was $2.4 million, or $0.28 per share, as compared to $3.3 million, or $0.37 per share, for the nine months ended September 30, 2002.

      Third quarter earnings decreased from 2002 to 2003 primarily due to a $1.3 million pre-tax prepayment penalty associated with the restructuring of $15.0 million in borrowed funds. This action was taken by the Company in an effort to capitalize on historically low interest rates, lower the Company's cost of funds, and improve the Company's net interest margin. This restructuring reduced the average interest rate paid on these borrowed funds from 5.8% to 1.8%, resulting in an immediate reduction in interest expense of $150,000 per quarter for the first year. The reduction in interest expense is expected to amount to approximately $1.7 million over the next five years.

      Net interest income decreased by $617,000, or 17.0%, from the quarter ended September 30, 2002, to the comparable period in 2003. Historically low interest rates have spurred an unprecedented level of loan refinancing as well as decreases in interest rates on variable rate loans and yields on investments, resulting in a $948,000, or 15.4%, decrease in interest income. The decrease in interest income was partially offset by a $331,000, or 13.1%, decrease in interest expense, primarily due to lower interest rates paid on deposits. Quarterly noninterest income increased by $93,000, or 8.7%, due in part to a $58,000 increase in loan fee income resulting from increased mortgage banking activity and a $97,000 increase in gain on sale of assets. During the comparable quarters, noninterest expense, excluding the prepayment penalty on borrowed funds, increased by $93,000, or 3.4%. This change was largely attributable to a $166,000 increase in compensation resulting mainly from the increased staffing associated with the opening of the Bank's tenth full-service office, located in Mooresville, North Carolina. Also, professional fees increased $61,000 due in part to measures taken by the Company to ensure compliance with the Sarbanes-Oxley Act. These increases in noninterest expense were partly offset by a $109,000 decrease in the amortization of the core deposit intangible during the third quarter of 2003. The provision for income taxes decreased by $745,000, due to the $1.9 million reduction in pretax earnings.

      The Company's asset quality remains strong despite the continued weakness in the local and national economies. The Company's ratio of nonperforming assets to total assets was 0.26% as of September 30, 2003, compared to 0.38% as of September 30, 2002, and the ratio of nonperforming loans to total loans was 0.37% as of September 30, 2003, compared to 0.22% as of September 30, 2002. Continued weakness in the local and national economies may result in some increase of nonperforming loans in the future; however management is optimistic that the Company's asset quality ratios will continue to outperform its industry peers.

      President and Chief Executive Officer Kim S. Price commented, "Our transformation from traditional thrift to community bank has been hastened by the mass of residential mortgage repayments resulting from historically low interest rates. While we have been pleased with our commercial loan growth, the pace of residential prepayments has negatively impacted our "net" loan growth. We remain convinced that the changing mix of our asset portfolio, while painful to margins in this interest rate environment, will serve shareholders well in the long term and that loan growth will resume at more historical levels as residential prepayment speeds normalize."

      President Price continued, "In addition to implementing measures to improve the net interest margin, we have been actively managing our excess capital through share repurchases. The Company has recently completed the repurchase of 343,027 shares (or 3.8% of total outstanding shares) and the Board of Directors has now authorized the repurchase of an additional 879,900 shares (approximately 10% of total outstanding shares) of Company stock."

      Citizens South Bank was founded in 1904 and has ten offices in three North Carolina counties - Gaston, Rowan, and Iredell, including eight cities - three in Gastonia and one each in Dallas, Mount Holly, Stanley, Salisbury, Rockwell, Statesville, and Mooresville.

      This news release contains certain forward-looking statements, which are subject to risks and uncertainties. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements, including general economic conditions, changes in interest rates, regulatory considerations, and competition. The Company's reports filed from time to time with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2002, describe some of these factors. Forward-looking statements speak only as of the date they are made and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date of the forward-looking statements or to reflect the occurrence of unanticipated events.

                                 (Tables Follow)

                                      # # #

Citizens South Banking Corporation
Selected Financial Information
(dollars in thousands, except per share data)

                                                  ----------------------------------------------------------------------------------
                                                  Quarter ended     Quarter ended                                        Year ended
                                                  September 30,     September 30,   Quarter ended     Quarter ended     December 31,
                                                      2003               2002       June 30, 2003     March 31, 2003        2002
                                                  ----------------------------------------------------------------------------------
                                                   (unaudited)       (unaudited)       (unaudited)     (unaudited)
Income Statement Data:
Interest income ..............................     $     5,206       $     6,154      $     5,645      $     5,903      $    24,716
Interest expense .............................           2,202             2,533            2,286            2,328           10,195
                                                   -----------       -----------      -----------      -----------      -----------
Net interest income ..........................           3,004             3,621            3,359            3,575           14,521
Provision for loan losses ....................              15                70               15               15              225
                                                   -----------       -----------      -----------      -----------      -----------
Net int. income after provision for loan
  losses .....................................           2,989             3,551            3,344            3,560           14,296
Noninterest income ...........................           1,159             1,066            1,358            1,084            4,121
Noninterest expense ..........................           2,859             2,766            3,131            2,763           11,316
Prepayment penalty on FHLB advances ..........           1,289                 0                0                0               65
                                                   -----------       -----------      -----------      -----------      -----------
Income before income taxes ...................               0             1,851            1,571            1,881            7,036
Income tax expense ...........................             (94)              651              447              674            2,528
                                                   -----------       -----------      -----------      -----------      -----------
Net income ...................................     $        94       $     1,200      $     1,124      $     1,207      $     4,508

Per Share Data (1):
Basic net income .............................     $      0.01       $      0.14      $      0.13      $      0.14      $      0.51
Diluted net income ...........................            0.01              0.13             0.13             0.14             0.51
Cash dividends declared ......................            0.06              0.04             0.06             0.06             0.16
Period-end book value ........................           10.42             10.58            10.67            10.68            10.64

Financial Ratios:
Return on average stockholders' equity .......            0.40%            10.72%            4.72%            5.00%            7.61%
Return on average assets .....................            0.08              1.05             0.90             0.97             0.98
Efficiency ratio .............................          100.29             59.15            66.96            59.26            61.11
Net interest margin ..........................            2.43              3.17             2.69             2.88             3.17
Average equity to average assets .............           19.11              9.78            19.10            19.41            12.93

Asset Quality Data:
Allowance for loan losses ....................     $     3,007       $     2,965      $     3,002      $     3,000      $     2,995
Nonperforming loans ..........................           1,102               710              802              570              516
Nonperforming assets .........................           1,270             2,008              948              810            1,823
Allowance for loan losses to total loans .....            1.01%             0.93%            0.98%            0.98%            0.97%
Nonperforming loans to total loans ...........            0.38              0.22             0.26             0.19             0.17
Nonperforming assets to total assets .........            0.26              0.39             0.19             0.16             0.37

Average Balances:
 Total assets ................................     $   493,732       $   457,555      $   498,901      $   496,746      $   458,316
 Loans receivable, net .......................         294,980           321,049          305,750          299,722          320,505
 Interest-earning assets .....................         448,698           413,170          454,675          453,110          416,748
 Deposits ....................................         337,595           336,882          342,817          338,799          337,422
 Interest-bearing liabilities ................         377,824           388,127          383,355          374,869          381,664
 Stockholders' equity ........................          94,408            44,761           95,268           96,648           59,243
 Common shares outstanding, basic (1) ........       8,596,575         8,790,445        8,660,195        8,757,664        8,767,982
 Common shares outstanding, diluted (1) ......       8,752,979         8,945,186        8,808,915        8,920,531        8,870,054

At Period End:
 Total assets ................................     $   489,341       $   509,797      $   501,217      $   501,216      $   492,567
 Loans receivable, net .......................         288,699           310,912          298,757          299,291          299,906
 Interest-earning assets .....................         441,996           432,478          454,746          457,433          456,611
 Deposits ....................................         339,619           341,697          345,014          343,865          340,862
 Interest-bearing liabilities ................         379,967           442,668          384,239          383,287          377,234
 Stockholders' equity ........................          91,667            95,871           95,253           96,795           96,383

Other Data:
Amortization of core deposit intangible ......     $        91       $       122      $       106      $       126      $       963
Net gain / (loss) on sale of assets ..........              23                11               42                4              105
                                                  ----------------------------------------------------------------------------------

Footnotes:

(1) All share and per share data have been restated to reflect the 2.1408 conversion ratio of existing shares of common stock used in the second-step stock offering that was completed on September 30, 2002. Common shares outstanding exclude unallocated shares held by the ESOP.

Citizens South Banking Corporation
Consolidated Statements of Financial Condition
(dollars in thousands)

                                                                                                   September 30,      December 31,
                                                                                                        2003              2002
                                                                                                   -------------      ------------
                                                                                                    (unaudited)
   ASSETS

Cash and due from banks ..................................................................           $   5,697         $   7,607
Interest-earning bank balances ...........................................................              13,830            39,392
                                                                                                     ---------         ---------
   Cash and cash equivalents .............................................................              19,527            46,999
Investment securities available-for-sale, at fair value ..................................              52,869            39,594
Mortgage-backed securities available-for-sale, at fair value .............................              85,406            70,409
Loans receivable, net unearned income ....................................................             291,706           302,901
Allowance for loan losses ................................................................              (3,007)           (2,995)
                                                                                                     ---------         ---------
   Loans, net ............................................................................             288,699           299,906
Real estate acquired through foreclosure, net ............................................                 169             1,307
Accrued interest receivable ..............................................................               1,783             1,913
Premises and equipment, net ..............................................................              13,772             8,807
Federal Home Loan Bank stock, at cost ....................................................               2,575             2,639
Cash value of life insurance policies ....................................................              10,202             6,834
Core deposit intangible ..................................................................               1,161             1,484
Goodwill .................................................................................               6,670             6,670
Other assets .............................................................................               6,508             6,005
                                                                                                     ---------         ---------

   Total assets ..........................................................................           $ 489,341         $ 492,567
                                                                                                     =========         =========

  LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Noninterest-bearing demand accounts ......................................................           $  11,056         $  11,203
Checking accounts ........................................................................              29,661            25,773
Money market deposit accounts ............................................................              47,364            35,811
Savings accounts .........................................................................              38,035            43,670
Time deposits ............................................................................             213,503           224,405
                                                                                                     ---------         ---------
   Total deposits ........................................................................             339,619           340,862
Borrowed money ...........................................................................              51,455            47,575
Advances from borrowers for property taxes and insurance .................................                 711               440
Accrued interest payable .................................................................                 161               382
Other liabilities ........................................................................               5,728             6,925
                                                                                                     ---------         ---------
   Total liabilities .....................................................................             397,674           396,184
                                                                                                     ---------         ---------

Stockholders' Equity:
Common stock issued and outstanding, $0.01 par value, 20,000,000 shares authorized, 8,799,055 issued and outstanding September 30, 2003,
   9,062,727 issued and outstanding December 31, 2002 ....................................                  88                91
Additional paid-in-capital ...............................................................              68,327            68,176
Unallocated common stock held by Employee Stock Ownership Plan ...........................              (2,024)           (2,162)
Retained earnings, substantially restricted ..............................................              29,549            28,739
Accumulated unrealized gain on securities available-for-sale, net of tax .................                 399             1,539
Treasury stock of 263,672 shares, at cost ................................................              (4,672)                0
                                                                                                     ---------         ---------
   Total stockholders' equity ............................................................              91,667            96,383
                                                                                                     ---------         ---------

Total liabilities and stockholders' equity ...............................................           $ 489,341         $ 492,567
                                                                                                     =========         =========

Citizens South Banking Corporation
Consolidated Statements of Operations (unaudited)
(dollars in thousands, except per share data)

                                                                              Three Months                       Nine Months
                                                                          Ended September 30,                Ended September 30,
                                                                          -------------------                -------------------
                                                                        2003             2002              2003             2002
                                                                        ----             ----              ----             ----
Interest income
Loans .......................................................      $     4,077       $     5,302       $    12,910      $    16,316
Investment securities .......................................              311               386             1,000            1,064
Interest-bearing deposits ...................................               57               130               219              345
Mortgage-backed and related securities ......................              761               336             2,625              921
                                                                   -----------       -----------       -----------      -----------
  Total interest income .....................................            5,206             6,154            16,754           18,646

Interest Expense
Deposits ....................................................            1,603             1,958             5,037            6,077
Borrowed funds ..............................................              599               575             1,779            1,672
                                                                   -----------       -----------       -----------      -----------
Total interest expense ......................................            2,202             2,533             6,816            7,749

Net interest income .........................................            3,004             3,621             9,938           10,897
Provision for loan losses ...................................               15                70                45              205
                                                                   -----------       -----------       -----------      -----------
  Net interest income after provision for loan losses .......            2,989             3,551             9,893           10,692

Noninterest Income
Fee income on deposit accounts ..............................              614               598             1,791            1,691
Fee income on mtg. banking and other lending activities .....              241               183               754              498
Dividends on FHLB stock .....................................               21                45                79              144
Gain on sale of assets ......................................              108                11               168              119
Fair value adjustment on deferred comp. investments .........               (8)              (12)              178              (62)
Other noninterest income ....................................              183               241               631              598
                                                                   -----------       -----------       -----------      -----------
  Total noninterest income ..................................            1,159             1,066             3,601            2,988

Noninterest Expense
Compensation and benefits ...................................            1,511             1,345             4,498            4,042
Fair value adjustment on deferred compensation ..............               (8)              (12)              179              (62)
Occupancy and equipment expense .............................              349               353               993            1,063
Professional services .......................................              113                52               444              230
Amortization of intangible assets ...........................               91               200               323              808
Loss on sale of assets ......................................               85                 0                99               17
Prepayment penalty on FHLB advances .........................            1,289                 0             1,289               65
Other noninterest expenses ..................................              718               828             2,217            2,347
                                                                   -----------       -----------       -----------      -----------
  Total noninterest expense .................................            4,148             2,766            10,042            8,510

Income before income taxes ..................................                0             1,851             3,452            5,170

Provision for income taxes ..................................              (94)              651             1,028            1,847
                                                                   -----------       -----------       -----------      -----------

Net income ..................................................      $        94       $     1,200       $     2,424      $     3,323
                                                                   ===========       ===========       ===========      ===========

Basic earnings per share ....................................      $      0.01       $      0.14       $      0.28      $      0.38
Diluted earnings per share ..................................      $      0.01       $      0.13       $      0.28      $      0.37

Basic average common shares outstanding .....................        8,596,575         8,790,445         8,670,591        8,779,548
Diluted average common shares outstanding ...................        8,752,979         8,945,186         8,810,380        8,863,041